Exhibit 99.2
Adams Respiratory Therapeutics, Inc.
RESTRICTED STOCK UNIT CERTIFICATE
Non-transferable
G R A N T  T O

(“Grantee”)
by Adams Respiratory Therapeutics, Inc. (the “Company”)
of _________
Restricted Stock Units (the “Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s $0.01 common stock (“Shares”), pursuant to and subject to the provisions of the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
Unless vesting is accelerated in accordance with Paragraph 2 of the terms and conditions of this Certificate or in the discretion of the Committee, the Units will vest and become non-forfeitable in accordance with the following schedule:

Continuous Status as a Participant
after Grant Date	Percent of Units Vested
1 year	33%
2 years	66%
3 years	100%
By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.
IN WITNESS WHEREOF, Adams Respiratory Therapeutics, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

ADAMS RESPIRATORY THERAPEUTICS, INC.		Grant Date: August 24, 2007

By:	*SAMPLE DOCUMENT*	Accepted by Grantee:	*SAMPLE DOCUMENT*

Its:	Authorized Officer

2007 Service-Based RSU Award
TERMS AND CONDITIONS
1. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):
(a)	as to the percentages of the Units specified on the cover page hereof, on the respective dates specified on such cover page; provided Grantee is then still employed by the Company or an Affiliate, or

(b)	the termination of Grantee’s employment due to death or Disability, or

(c)	upon the date of a Change in Control if the Units are not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, or

(d)	upon Grantee’s termination of employment if the Units are assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, and within two years after the Change in Control Grantee’s employment is terminated without Cause or, if Grantee has an employment or similar agreement with the Company or an Affiliate in which Grantee is permitted to resign for Good Reason, Grantee resigns for Good Reason.
If Grantee’s employment with the Company or an Affiliate terminates prior to the Vesting Date for any reason other than as described above, Grantee shall forfeit all right, title and interest in and to the unvested Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee.
2. Conversion to Shares. Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 1, the vested Units will be converted to actual shares of Stock on the Vesting Date (the “Conversion Date”). Shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and will remain in uncertificated, book-entry form unless Grantee requests a stock certificate or certificates for the Shares.
3. Dividend Equivalents. If any dividends or other distributions are paid with respect to the Shares while the Units or are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of Shares then underlying the Units shall be converted into additional restricted stock units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions were payable, and such additional stock units shall be subject to the same forfeiture and transfer restrictions and deferral terms as apply to the Units with respect to which they relate. In other words, Dividend Equivalents credited to outstanding Units are only earned to the extent that the related Units are vested.
4. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units or in any related Dividend Equivalents rights may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. Neither the Units nor any related Dividend Equivalents rights may be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.
5. Limitation of Rights. The Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.
6. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s principal financial officer or comptroller, by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any

2007 Service-Based RSU Award
greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
7. Restrictions on Issuance of Shares. If at any time the Committee or the Board shall determine in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board.
8. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Units, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment agreement with Grantee that has been approved, ratified or confirmed by the Committee or the Board prior to the Grant Date shall be decided in favor of the provisions of such employment agreement.
9. Relationship to Other Benefits. The Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
10. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Adams Respiratory Therapeutics, Inc., 4 Mill Ridge Lane, Chester, New Jersey 07930; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.